As filed with the Securities and Exchange Commission on December 19, 1997
                                                    Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              UOL PUBLISHING, INC.
                             ----------------------
               (Exact name of issuer as specified in its charter)

            DELAWARE                                                        54-1290319
            --------                                                        ----------
(State or other jurisdiction of                                          (I.R.S. Employer
 incorporation or organization)                                       Identification Number)

            8251 GREENSBORO DRIVE, SUITE 500, MCLEAN, VIRGINIA 22102
            --------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

                     AMENDED AND RESTATED STOCK OPTION PLAN
                                1996 STOCK PLAN
                           (Full title of the plans)

                 NARASIMHAN P. KANNAN, CHIEF EXECUTIVE OFFICER
                              UOL PUBLISHING, INC.
                        8251 GREENSBORO DRIVE, SUITE 500
                             MCLEAN, VIRGINIA 22102
                             ----------------------
                    (Name and address of agent for service)

                                 (703) 893-7800
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                   ----------
                            Donald R. Reynolds, Esq.
                       Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                         Raleigh, North Carolina 27607
                                 (919) 781-4000

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
               TITLE OF                                    PROPOSED MAXIMUM           PROPOSED MAXIMUM
            SECURITIES TO          AMOUNTS TO               OFFERING PRICE                AGGREGATE                 AMOUNT OF
            BE REGISTERED         BE REGISTERED                PER SHARE               OFFERING PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $0.01 PER SHARE               1,774,876 SHARES(1)            $12.25(2)                 $21,742,231(2)           $6,588.55(2)
=================================================================================================================================

(1) INCLUDES 249,983 SHARES RESERVED FOR ISSUANCE UNDER THE AMENDED AND RESTATED STOCK OPTION PLAN AND 1,524,893 SHARES RESERVED FOR ISSUANCE UNDER THE 1996 STOCK PLAN.

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(c), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM ON DECEMBER 18, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents heretofore filed by UOL Publishing, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

             (b) The Company's Proxy Statement dated April 30, 1997, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Stockholders of the Company held on May 28, 1997;

             (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, filed pursuant to
Section 13 of the Exchange Act;

             (d) The Company's Current Report on Form 8-K filed April 30, 1997, as amended, pursuant to Section 13 of the Exchange Act;

             (e) The Company's Current Report on Form 8-K filed November 17, 1997, as amended, pursuant to Section 13 of the Exchange Act; and

             (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-21421) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

             Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, generally provides that a director or officer of a corporation
(i) shall be indemnified by the corporation for all expense of such legal proceedings when he or she is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he or she is not successful on the merits, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his or her duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he or she is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made by upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

             Article VI of the Company's Bylaws provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorneys' fees and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason or his or her being or having been a director or officer of the Registrant. The indemnification provided by the Company's Bylaws is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

             Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

             The Registrant maintains liability insurance insuring the Registrant's officers and directors against liabilities than they may incur in such capacities.

             Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             With respect to restricted securities to be reoffered or resold pursuant to this registration statement, the sales of such securities were deemed to be exempt from registration under the Act in reliance upon Section 4(2) of the Act or Regulation D or Rule 701 promulgated thereunder as transactions by an issuer not involving a public offering. Recipients of the securities in each such transaction represented their intentions to acquire such securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions. All recipients had adequate access to information about the Company.

Item 8.      EXHIBITS.

             The following exhibits are filed as part of this Registration
Statement:

Exhibit
 Number                                    Description
-------                                    -----------

  5.1            Opinion of Wyrick Robbins Yates & Ponton LLP

 23.1            Consent of Ernst & Young LLP, independent auditors

 23.2            Consent of Wyrick Robbins Yates & Ponton LLP (included in
                   Exhibit 5.1).

 24.1            Power of Attorney (see page S-1).

Item 9.      UNDERTAKINGS.

             (a)   The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 17th day of December 1997.


                                                   UOL PUBLISHING, INC.


                                           By:     /s/Narasimhan P. Kannan
                                                   ----------------------------
                                                   Narasimhan P. Kannan,
                                                   Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Narasimhan P. Kannan and Carl N. Tyson, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                    Title                                  Date
           ---------                                    -----                                  ----
/s/Narasimhan P. Kannan                      Chief Executive Officer and            December 17, 1997
----------------------------------           Director (Principal
Narasimhan P. Kannan                         Executive Officer

/s/Leonard P. Kurtzman                       Chief Financial Officer                December 17, 1997
----------------------------------           (Principal Financial and
Leonard P. Kurtzman                          Accounting Officer)

/s/Carl N. Tyson                             Director                               December 17, 1997
----------------------------------
Carl N. Tyson





                                      S-1
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
/s/Edson D. deCastro                         Director                               December 17, 1997
----------------------------------
Edson D. deCastro

/s/Barry K. Fingerhut                        Director                               December 17, 1997
----------------------------------
Barry K. Fingerhut

/s/William E. Kimberly                       Director                               December 17, 1997
----------------------------------
William E. Kimberly

                                             Director                               December 17, 1997
----------------------------------
D. Wayne Silby

/s/Steven M.H. Wallman                       Director                               December 17, 1997
----------------------------------
Steven M.H. Wallman

/s/Kamyar Kaviani                            Director                               December 17, 1997
----------------------------------
Kamyar Kaviani





                                      S-2